Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-258138) pertaining to the 2021 Omnibus Incentive Plan and 2021 Employee Stock Purchase Plan of Instructure Holdings, Inc. of our report dated February 23, 2022, with respect to the consolidated financial statements of Instructure Holdings, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2021.

/s/ Ernst & Young LLP

Salt Lake City, Utah

February 23, 2022